UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☑        Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

First Data Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF A NEWSBRIEF MADE AVAILABLE TO EMPLOYEES OF FIRST DATA CORPORATION ON MAY 29, 2007.

Preliminary Proxy Statement is Filed

Today First Data filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) containing information related to the proposed Merger Agreement with KKR. You can view the Proxy Statement by going to firstdata.com, click on the Invest section and then SEC Filings.

What This Means

A proxy statement is a document that is distributed to shareholders in connection with a request for authorization to vote their shares in the manner they direct. This proxy statement provides First Data shareholders with information to consider so they can make a decision about whether to vote for the proposed Merger Agreement with KKR.

What’s Next

The definitive proxy statement and a proxy will be distributed to First Data shareholders. (A proxy is a written authorization by a shareholder allowing a representative to vote on business matters as directed by the shareholder.) Also included will be a notice to shareholders about a special shareholders meeting.

We will alert you when the definitive proxy is filed with the SEC by posting another news brief.

You can ask Ric Duques a question or send a comment about the First Data/KKR partnership through the ASK RIC portal on FirstWeb.

Please remember that First Data is still a public company and it’s “business as usual” up until the time that the proposed Merger Agreement with KKR actually closes. It is imperative that all First Data employees continue to function and act in accordance with the governance of a public company as we have in the past.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction announced on April 2, 2007 with New Omaha Holdings, L.P., an affiliate of Kohlberg Kravis Roberts and Co., First Data Corporation (the “Company”) will file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007, and the preliminary proxy statement for the special meeting to consider the proposed transaction filed with the SEC on May 29, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.